May 1, 2022
Summary Prospectus For New Investors In Gold Track Select Variable Annuity Contracts
Issued by Metropolitan Life Separate Account E of Metropolitan Life Insurance Company (“MetLife”)
This summary prospectus summarizes key features of Gold Track Select, a flexible premium variable annuity contract (the “Contract”) issued by Metropolitan Life Insurance Company (the “Company”, “Our”, “Us” or “We”). The Contract is available for use in connection with the following retirement plans or programs: 401 (a) Plans, 401(k) Plans, 403 Plans and 457(b) Plans. This version of the Contract is only available in New York State.
The Contract’s value will vary daily to reflect the investment experience of the Divisions of the Portfolio Companies (referred to as “Subaccounts” in Your Contract available through Metropolitan Life Separate Account E) You select and, subject to availability, the interest credited to the Fixed Account. Before you invest, you should also review the prospectus for the Deferred Annuities which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Deferred Annuities online at dfinview.com/metlife/tahd/MET000259 You can also obtain this information at no cost by calling 1-800-842-9406 or by sending an email request to us through our website at RCG@metlife.com.
You may cancel your Contract within 10 days of receiving it without paying fees or penalties. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply. As noted in Appendix A below, if your annuity was issued in connection with an employer plan, not all Portfolios are available under all Policies and you should ask your employer for a list of available Portfolios.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT
	FEES AND EXPENSES			LOCATION IN PROSPECTUS
Charges for Early Withdrawals	If you withdraw money from the Contract within 9 years following your last purchase payment, you will be assessed a surrender charge of up to 5% of Contract Value withdrawn.
	For example, if you make an early withdrawal, you could pay a surrender charge of up to $5,000 on a $100,000 investment.			Charges and Deductions - Surrender Charge
Transaction Charges	In addition to surrender charges, you also may be charged for other transactions such as charges for transferring cash value between Divisions, making an account reduction loan, making a withdrawal under the Variable Liquidity Benefit and a premium tax charge.			Charges and Deductions - Transfer Charge
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Fees
	Annual Fee	Minimum	Maximum
	Base Contract	0.30% (1)	1.30% (1)
	Investment options (Portfolio Company fees and expenses)(as a percentage of average net assets)	0.27% (2)	1.44% (2)
(1) As a percentage of your Account Balance in the Separate Account (2) As a percentage of average daily net assets of the Portfolio.
Because your Contract is customizable, the choices you make affect how much you will pay. To help understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost:	Highest Annual Cost:
	$565	$2,347
Assumes:
•  Investment of $100,000
•  5% annual appreciation
•  Least expensive Portfolio Company fees and expenses
•  No optional benefits
•  No sales charges
• No additional purchase payments, transfers or withdrawals	Assumes:
• Investment of $100,000
•  5% annual appreciation
•  Most expensive Portfolio Company fees and expenses
•  No sales charges
•  No additional purchase payments, transfers or withdrawals
• No optional benefits available

	RISKS	LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal.	Principal Risks of Investing in the Contract
Not a Short-Term Investment	This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash.
•  Withdrawal charges may apply for up to 9 years following each purchase payment. Withdrawal charges will reduce the value of your Contract if you withdraw money during that time.
•  The benefits of tax deferral mean that the Contract is more beneficial to investors with a long time horizon.
	• Earnings on your Contract are taxed at ordinary income tax rates when You withdraw them, and You may have to pay a penalty if You take a withdrawal before age 59 1⁄2.	Principal Risks of Investing in the Contract
Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., Portfolio Companies).
•  Each investment option (including under any Fixed Account investment option) will have its own unique risks.
	• You should review these investment options before making an investment decision.	Principal Risks of Investing in the Contract
Insurance Company Risks	Contracts are subject to the risks related to Metropolitan Life, including any obligations (including under any Fixed Account investment option), guarantees, and benefits of the Contract are subject to the claims-paying ability of the Metropolitan Life. If Metropolitan Life experiences financial distress, it may not be able to meet its obligations to you. More information about the Company, including its financial strength ratings, is available by visiting https://www.metlife.com/about-us/corporate-profile/ratings/.	Principal Risks of Investing in the Contract
	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments	Although we do not currently charge a fee for transfers of cash value among Divisions or between the Divisions and the Fixed Account, We reserve the right to impose a transfer fee of $10 after the first twelve transfers between Divisions. We reserve the right to add, remove or substitute Portfolio Companies. The Company also has policies and procedures that attempt to detect and deter frequent transfers in situations where we determine there is a potential for arbitrage trading, and in those instances, there are additional limits that apply to transfers.	Transfers
	TAXES	LOCATION IN PROSPECTUS
Tax Implications	• You should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract.
•  There is no additional tax benefit if You purchase the Contract through a tax-qualified plan or individual retirement account (IRA).
	• Earnings on your Contract are taxed at ordinary income tax rates when You withdraw them, and You may have to pay a penalty if You take a withdrawal before age 59 1⁄2.	Federal Tax Considerations

	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation	Your investment professional may receive compensation for selling this Contract to You, both in the form of commissions and because MetLife may share the revenue it earns on this Contract with the professional’s firm. This conflict of interest may influence your investment professional to recommend this Contract over another investment.	Other Information - Distribution of the Contracts
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your Contract if You determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing Contract.	Miscellaneous Contract Provisions - Contract Exchanges
OVERVIEW OF THE CONTRACT
Purpose of the Contract
The Contract, issued by Metropolitan Life Insurance Company, is intended for retirement savings or other long-term investment purposes. This version of the Contract is only available in New York State.
Phases of the Contract
The Contract, like all deferred variable annuity Contracts, has two phases: the accumulation phase and the payout phase (Annuity Period).
(1)	Accumulation (Pay-in) Phase
To help You accumulate assets, You can invest your premium payments in:
•	Portfolio Companies, each of which has its own investment strategies, investment advisers, expense ratios, and returns; and
•	a Fixed Account option, which offers a guaranteed interest rate during a selected period.
Additional information about each Portfolio Company including its Portfolio type, advisers and any subadviser as well as current expenses and certain performance information is included in Appendix A.
(2)	Income (Pay-out) Phase
You can elect to annuitize your Contract and turn your Contract value into a stream of income payments (sometimes called annuity payments) from Metropolitan Life, at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the investment options you select.
Please note that if you annuitize, your investments will be converted to income payments and you may no longer be able to choose to withdraw money at will from your Contract. All benefits terminate upon annuitization.
During the accumulation phase generally, Your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when You make a withdrawal, presumably when You are in a lower tax bracket. The payout phase occurs when You begin receiving payments from Your Contract. The amount of money You accumulate in Your Contract determines the amount of income (Annuity Payments) You receive during the payout phase.

During the payout phase, You may choose one of a number of Annuity options. You may receive Annuity Payments in the form of a Variable Annuity, a Fixed Annuity or a combination of both. If You elect Variable Annuity Payments, the dollar amount of Your payments may increase or decrease. Once You choose Your Annuity options and begin to receive payments, it cannot be changed.
Contract Features
Gold Track Select provides for variable annuity payments that begin at the Maturity Date, or earlier if you choose to surrender and annuitize. Variable annuity payments fluctuate with the investment results of the Portfolio Companies.
Your Contract includes a basic death benefit that will pay your designated beneficiaries the Contract value at the time of your death.
The death benefit applies before the payout phase upon the first death of the Contract Owner, joint owner, or Annuitant. Assuming You are the Annuitant, if You die before You move to the payout phase, the person You have chosen as Your Beneficiary will receive a death benefit. There is no death benefit after the payout phase begins, however, depending on the Annuity option you elect, any remaining guarantee (i.e., cash refund amount or guaranteed Annuity Payments) will be paid to your beneficiary . The death benefit paid depends on Your age at the time of Your death. We calculate the death benefit value at the close of the business day on which Our Home Office receives Due Proof of Death. Any amount paid will be reduced by any applicable Premium Tax, outstanding loans or surrenders not previously deducted.
Accessing Your Money
Until you annuitize, you have full access to your money. You can choose to withdraw your Contract value at any time (although if you withdraw early, you may have to pay a Withdrawal Charge and/or income taxes, including a tax penalty if you are younger than age 59 1⁄2).
Tax Treatment
You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.
Additional Features and Dollar Cost Averaging
You may select from among additional features to help you manage your money based on your risk tolerance and savings goals. Some of the options will incur a charge.
BENEFITS AVAILABLE UNDER THE CONTRACT
The following table summarizes information about the benefits available under the Contract:
Name of Benefit*	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/Limitations
Basic Death Benefit	The Contract’s Death Proceeds prior to age 75 are the greater of:	Standard	None	• Withdrawals or loans could significantly reduce the benefit.

Name of Benefit*	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/Limitations
(1) the sum of all purchase payments adjusted for any premium tax, outstanding loan amount, and prior surrenders; or (2) the current ContractValue of the Participant’s Individual Account. The Contract's Death Proceeds on or after age 75 is the current Contract value of the Participant's Individual Account.
Variable Liquidity Benefit	If the Annuitant becomes totally disabled, the rider provides that the Company will make monthly purchase payments under the Contract	Optional	5% (1)	• Available only with the Variable Annuity option “Payments for a Fixed Period of 120, 180 or 240 Months without Life Contingency.”
Dollar Cost Averaging.	Allows You to invest a fixed amount of money in Divisions each month, theoretically giving You a lower average cost per unit over time than a single one-time purchase.	Optional	None	• Requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.
• The minimum amount that may be transferred through this program is $400.
Automatic Rebalancing.	You may elect to have the Company periodically reallocate the values in Your Contract to match the rebalancing allocation	Optional	None

Name of Benefit*	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/Limitations
selected.
Systematic Withdrawal Option.	Before the Maturity Date, You can arrange to have money sent to You at set intervals throughout the year.	Optional	None	• Any applicable income and penalty taxes will apply on amounts withdrawn. Withdrawals in excess of the annual free withdrawal allowance may be subject to a withdrawal charge.
• To elect systematic withdrawals You must have a ContractValue of at least $5,000
Upon annuitization, if You have elected the Variable Liquidity Benefit, a maximum charge of 5% of the amounts withdrawn will be assessed. Please refer to the “The Annuity Period” section for a description of this benefit.
*	If your annuity was issued in connection with an employer plan, you should check with your employer regarding the availability of riders.
BUYING THE CONTRACT
The Contract is currently available for use in connection with qualified retirement Plans (which include Contracts qualifying under Section 401, 403, or 457(b) of the Code). Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, if You are purchasing this Contract through a Plan, You should consider purchasing the Contract for its death benefit, Annuity option benefits or other non-tax related benefits.
Purchase Payments
Your purchase payments will be invested in the investment options that you choose.
The minimum Purchase Payment allowed is an average of $1,000 annually per individual Certificate, or $10,000 annually per group Contract. The initial Purchase Payment is due and payable before the Contract becomes effective. We may refuse to accept total Purchase Payments over $3,000,000. Purchase Payments may be made at any time while the Annuitant is alive and before Annuity Payments begin. We will apply the initial Purchase Payment within two business days after We receive it at Our Home Office with a properly completed application or order request. If Your request or other information accompanying the initial Purchase Payment is incomplete when received, We will hold the Purchase Payment for up to five business days. If We cannot obtain the necessary information within five business days of Our receipt, We will return the Purchase Payment in full, unless You specifically consent for Us to keep it until You provide the necessary information. We accept Purchase Payments made by check or cashier’s check. We do not accept cash, money orders or traveler’s checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.
We will credit subsequent Purchase Payments to a Contract on the same business day We receive it, if received in Good Order by Our Home Office by 4:00 p.m. Eastern time. A business day is any day that the NYSE is open for regular trading (except when trading is restricted due to an emergency as defined by the SEC). If payments on your behalf are not made in a timely manner, there may be a delay in when amounts are credited.
We will provide You with the address of the office to which subsequent Purchase Payments are to be sent.
If You send subsequent Purchase Payments or transaction requests to an address other than the one We have designated for receipt of such Purchase Payments or requests, We may return the Purchase Payment to You, or there may be a delay in applying the Purchase Payment or transaction to Your Contract.
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
Before Your Maturity Date, We will pay all or any portion of Your Cash Surrender Value to the Contract Owner or to You, as provided in the Plan. A Contract Owner’s account may be surrendered for cash without the consent of any Participant, as provided in the Plan. You may submit a written withdrawal request, which must be received at Our Home Office on or before the Maturity Date, that indicates that the withdrawal should be processed as of the Maturity Date, in which case the request will be deemed to have been received on, and the withdrawal amount will be priced according to, the Accumulation Unit Value calculated as of the Maturity Date.
We may defer payment of any Cash Surrender Value for up to seven days after We receive the request in Good Order. The Cash Surrender Value equals the Contract Value less any applicable withdrawal charge, and outstanding cash loans. The Cash Surrender Value may be more or less than the Purchase Payments made depending on the Contract Value at the time of surrender.
We may withhold payment of Cash Surrender Value or a Participant’s loan proceeds if any portion of those proceeds would be derived from a Contract Owner’s check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, Internet or other means of communication to verify that payment from the Contract Owner’s check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.
If Your Contract is issued as part of a 403(b) Plan, there are restrictions on Your ability to make withdrawals from Your Contract. You generally may not withdraw contributions or earnings made to Your Contract after December 31, 1988 unless You are (a) age 59 1⁄2; (b) no longer employed; (c) deceased; (d) disabled; or (e) experiencing a financial hardship. You should consult with Your tax adviser before making a withdrawal from Your Contract. Similar restrictions may apply if Your Contract is part of a 401 or 457 (b) Plan.
During the Asset Accumulation (Pay-In) Phase
You can access the money in your Contract by making a withdrawal, which will reduce the value of Your Contract (including the amount of the death benefit). You may withdraw all or a portion of the cash value of Your Contract (minus applicable Withdrawal Charges and other adjustments, discussed below). However, withdrawing the entire cash value of Your Contract will terminate Your Contract.

Limitations with Taking Money Out of the Contract During the Asset Accumulation (Pay-In) Phase
The following limitations apply:
As described above, there may be Withdrawal Charges and tax implications when you take out money.
Requesting a Withdrawal
You can request to withdraw all or a portion of the cash value of Your Contract (that is Your Contract value less any Withdrawal Charges and any prorated Contract fees) on any business day through Your financial intermediary, by mailing a request to our Home Office. Generally, for withdrawal or surrender requests received before the close of the New York Stock Exchange (typically 4:00 PM EST), we will process Your request that day. If we receive Your request after the close of the New York Stock Exchange, Your request payment will be processed the next business day. We will generally send you the amount withdrawn or surrendered within 7 days.
Systematic Withdrawals
The Systematic Withdrawal feature available under the Contracts allows the Contract Owner to have a portion of the Contract Value withdrawn automatically at regularly scheduled intervals prior to annuitization.
ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Surrender Charge (as a percentage of the amount withdrawn)(1)	5%
Transfer Fee(2)	$10
Account Reduction Loan Initiation Fee(3)	$75
Variable Liquidity Benefit Charge(4)	5%
(1)	The charge is calculated according to the following schedule:

ContractYear	Withdrawal Charge
0-2	5%
3-4	4%
5-6	3%
7-8	2%
9+	0%
(2)	Although we do not currently charge a fee for transfers of cash value among Divisions or between the Divisions and the Fixed Account, We reserve the right to impose a transfer fee of $10 after the first twelve transfers between Divisions.
(3)	Loans will be charged an initial set-up fee of $75.00.

(4)	As a percentage of the present value of the remaining Annuity Payments that are surrendered. The interest rate used to calculate this present value is 1% higher than the Assumed (Daily) Net Investment Factor used to calculate the Annuity Payments.
The next table describes the fees and expenses that You will pay periodically during the time that You own the Contract, not including Portfolio Company fees and expenses.
Annual Contract Expenses
Base Contract Expenses (as a percentage of average daily net assets of the Separate Account)	1.30%
Account Reduction Loan Maintenance Fee (per loan outstanding paid quarterly)	$50
Annual Portfolio Company Expenses
The next item shows the minimum and maximum total operating expenses charged by the Portfolio Companies that you may pay periodically during the time that you own the Contract. A complete list of Portfolio Companies available under the Contract, including their annual expenses, may be found at the back of this document.
	Minimum	Maximum
Annual Portfolio Company Expenses (expenses that are deducted from Portfolio Company assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.27%	1.44%
Example
The example is intended to help You compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Transaction Expenses, Annual Contract Expenses and Annual Portfolio Company Operating Expenses.
The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of Annual Portfolio Company Expenses and optional benefits available for an additional charge (maximum) and the least expensive combination of Annual Portfolio Company Expenses (minimum). Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$7,640	$11,709	$16,540	$29,391
Minimum	$6,470	$ 8,168	$10,589	$17,271

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$2,640	$8,109	$13,840	$29,391
Minimum	$1,470	$4,568	$ 7,889	$17,271

Glossary
Accumulation Period — The period before the commencement of Annuity Payments.
Accumulation Unit  — An accounting unit of measure used to calculate Contract Values before Annuity Payments begin.
Allocated Contracts — A group allocated Contract will cover all present and future Participants under the Contract. A Participant under an allocated Contract receives a Certificate that evidences participation in the Contract.
Annuitant  — A person on whose life the Maturity Date depends and Annuity Payments are made.
Annuity  — Payment of income for a stated period or amount.
Annuity Payments  — A series of periodic payments (i) for life; (ii) for life with a minimum number of payments; (iii) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (iv) for a fixed period.
Annuity Period  — The period following commencement of Annuity Payments.
Annuity Unit  — An accounting unit of measure used to calculate the amount of Annuity Payments.
Beneficiary(ies)  — The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant’s, Annuitant’s or Contract Owner’s death, as applicable.
Cash Surrender Value  — The Contract Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.
Certificate  — (If Applicable) the document issued to Participants under a master group Contract. Any reference in this prospectus to the Contract includes the underlying Certificate.
Code  — The Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this Contract.
Company (We, Us, Our)  — Metropolitan Life Insurance Company (“MetLife”).
Competing Fund  — Any investment option under the Plan, which, in Our opinion, consists primarily of fixed-income securities and/or money market instruments.
Contract  — For convenience, means the Contract or Certificate (if applicable). For example, Contract Year also means Certificate Year.
Contract Date  — The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.
Contract Discontinuance  — Termination of the Contract by the Contract Owner of the Contract and all Certificates, if any.
Contract Owner  — The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.

Contract Value  — the value of the Accumulation Units s in Your Account (or a Participant’s Individual Account, if applicable) less any reductions for administrative charges.
Contract Year  — Twelve-month periods beginning with the Contract Date, or any anniversary thereof.
DCA Program  — Pre-authorized transfer program that allows You to invest a fixed amount of money in the Funding Options on a monthly or quarterly basis.
Death Report Date  — The day on which We have received (i) Due Proof of Death and (ii) written payment instructions or election of spousal or Beneficiary Contract continuation in Good Order.
Division or Subaccount  — That portion of the assets of a Separate Account that is allocated to a particular Portfolio Company (referred to as Division throughout this Prospectus).
Due Proof of Death  — (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.
ERISA  — The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.
Excess Plan Contributions  —  Plan contributions including excess deferrals, excess contributions, excess aggregate contributions, excess annual additions, and excess nondeductible contributions that require correction by the Plan Administrator.
Fixed Account  — An account that consists of all of the assets under the Contract other than those in the Separate Account. The Fixed Account is part of the general assets of the Company.
Fixed Annuity  — An Annuity payout option with payments which remain fixed as to dollar amount throughout the payment period and which do not vary with the investment experience of a Separate Account.
Good Order  — A request or transaction generally is considered in “Good Order” if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes to the extent applicable to the transaction: your completed application; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Funding Options affected by the requested transaction; the signatures of all contract Owners (exactly as indicated on the contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If You have any questions, you should contact Us or Your sales representative (where applicable) before submitting the form or request.
Home Office  — The Home Office of Metropolitan Life Insurance Company, 200 Park Avenue New York, NY 10166, or any other office that We may designate for the purpose of administering this Contract.
Individual Account  — An account under which Accumulation Units are credited to a Participant or Beneficiary under the Contract.

Maturity Date/Annuity Commencement Date  — The date on which the Annuity Payments are to begin (referred to in the prospectus as Maturity Date).
Net Investment Rate  — Assumed investment return during the Annuity Period for a Variable Annuity.
Participant  — An individual participating under a group Contract or an eligible person who is a member in the Plan.
Payment Option  — An Annuity or income option elected under Your Contract.
Plan  — For a group Contract, the Plan or the arrangement used in a retirement Plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403 or 457(b) of the Code.
Plan Administrator  — The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan Trustee is the Plan Administrator.
Plan Termination  — Termination of Your Plan, including partial Plan Termination, as determined by Us.
Plan Trustee  — The trustee specified in the Contract specifications.
Premium Tax  — The amount of tax, if any, charged by the state or municipality.
Purchase Payments  — The premium payment(s) applied to the Contract, less any Premium Taxes (if applicable).
Qualified Contract  — A Contract used in a retirement Plan or program that is intended to qualify under Sections 401, 403, or 457 (b) of the Code.
Separate Account  — A segregated account, the assets of which are invested solely in the Portfolio Companies. The assets of the Separate Account are held exclusively for the benefit of participants in the Separate Account. The Separate Account is Metropolitan Life Separate Account E.
Third Party Administrator (“TPA”)  — An entity that has separately contracted with the Contract Owner to provide administrative and/or distribution services for the Plan.
Unallocated Contracts — An unallocated Annuity Contract, designed for use with certain Qualified Plans where the employer has secured the services of a TPA. Unallocated Annuity Contracts are issued to an employer or the trustee(s) or custodian of an employer’s Qualified Plan. All Purchase Payments are held under the Contract, as directed by the Contract Owner.
Underlying Fund  — A portfolio of an open-end management investment company that is registered with the SEC in which the Division invests.
Valuation Date  — A day on which the New York Stock Exchange (“NYSE”) is open for business. The value of each Subaccount is determined as of the close of the NYSE on such days.
Valuation Period  — The period between the end of one Valuation Date and the end of the next Valuation Date.
Variable Annuity  — An Annuity payout option providing for payments varying in amount in accordance with the investment experience of the assets held in the underlying securities of the Separate Account.
Written Request  — Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.

You, Your  — In this prospectus, depending on the context, “You” is the owner of the Contract or the Participant or Annuitant for whom money is invested under certain group arrangements. In cases where We are referring to giving instructions or making payments to Us for Qualified Contracts or Contracts used in connection with non-qualified deferred compensation plans or qualified excess benefit arrangements, “You” means the trustee or employer. Under certain group arrangements where the Participant or Annuitant is permitted to choose among Divisions, “You” means the Participant or Annuitant who is giving Us instructions about the Divisions. In connection with a 403(b) Plan Termination, as of the date of the Contract or cash distribution under such Plan Termination, “You” means the Participant who has received such Contract or cash distribution.
Your Account  —  Accumulation Units credited to You under this Contract.

APPENDIX A: PORTFOLIO COMPANIES AVAILABLE UNDER THE CONTRACT
The following is a list of Portfolio Companies available. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at dfinview.com/metlife/tahd/MET000259. You can also request this information at no cost by calling 800-638-7732, by sending an email request to RCG@metlife.com, or through your registered representative. If your annuity was issued in connection with an employer plan, the availability of Portfolios may vary by employer and you should ask your employer for a list of available Portfolios.
The current expenses and performance information below reflects fees and expenses of the Portfolio Companies, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Portfolio Company's past performance is not necessarily an indication of future performance.
FUND TYPE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 YEAR	5 YEAR	10 YEAR
Global Equity	American Funds Global Growth Fund* - Class 2 Capital Research and Management CompanySM	0.67%	16.42%	15.66%	19.70%
US Equity	American Funds Growth Fund - Class 2 Capital Research and Management CompanySM	0.60%	21.97%	19.71%	25.43%
US Equity	American Funds Growth-Income Fund - Class 2 Capital Research and Management CompanySM	0.54%	24.10%	15.42%	16.39%
Allocation	American Funds® Balanced Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	0.97%	12.14%	11.61%	10.22%
Allocation	American Funds® Growth Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	1.01%	15.91%	13.89%	12.35%
Allocation	American Funds® Moderate Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	0.94%	9.64%	9.44%	8.33%
US Fixed Income	BlackRock Bond Income Portfolio - Class A Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	0.37%	-0.43%	4.26%	3.86%
US Equity	BlackRock Capital Appreciation Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	0.62%	21.20%	25.45%	18.64%
US Fixed Income	BlackRock High Yield Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: BlackRock Financial Management, Inc.	0.64%	5.54%	6.61%	7.22%
US Fixed Income	BlackRock Ultra-Short Term Bond Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	0.36%	-0.19%	1.01%	0.54%

FUND TYPE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 YEAR	5 YEAR	10 YEAR
Allocation	Brighthouse Asset Allocation 100 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.97%	18.13%	14.64%	12.88%
Allocation	Brighthouse Asset Allocation 20 Portfolio* - Class B Brighthouse Investment Advisers, LLC	0.85%	3.69%	5.73%	5.03%
Allocation	Brighthouse Asset Allocation 40 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.85%	7.42%	7.84%	7.10%
Allocation	Brighthouse Asset Allocation 60 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.88%	10.90%	10.18%	9.20%
Allocation	Brighthouse Asset Allocation 80 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.92%	14.71%	12.62%	11.26%
US Equity	Brighthouse Small Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust, and Allspring Global Investments, LLC	1.06%	31.77%	9.82%	12.17%
International Equity	Brighthouse/abrdn Emerging Markets Equity Portfolio - Class A (formerly known as Brighthouse/Aberdeen Emerging Markets Equity Portfolio - Class A) Brighthouse Investment Advisers, LLC Subadviser: Aberdeen Asset Managers Limited	0.90%	-4.81%	10.23%	5.27%
Allocation	Brighthouse/Wellington Balanced Portfolio - Class A Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	0.51%	14.02%	12.84%	11.64%
US Equity	Brighthouse/Wellington Core Equity Opportunities Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	0.60%	24.43%	16.62%	14.75%
US Equity	Brighthouse/Wellington Large Cap Research Portfolio* - Class E Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	0.68%	24.20%	17.96%	16.16%
Sector	CBRE Global Real Estate Portfolio - Class A (formerly known as Clarion Global Real Estate Portfolio - Class A) Brighthouse Investment Advisers, LLC Subadviser: CBRE Investment Management Listed Real Assets LLC	0.62%	34.70%	10.29%	9.28%
US Equity	ClearBridge Variable Appreciation Portfolio - Class I Legg Mason Partners Fund Advisor, LLC Subadviser: ClearBridge Investments, LLC	0.72%	23.66%	16.71%	14.98%

FUND TYPE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 YEAR	5 YEAR	10 YEAR
US Equity	ClearBridge Variable Dividend Strategy Portfolio - Class I Legg Mason Partners Fund Advisor, LLC Subadviser: ClearBridge Investments, LLC	0.75%	26.80%	15.29%	13.86%
US Equity	ClearBridge Variable Large Cap Growth Portfolio - Class I Legg Mason Partners Fund Advisor, LLC Subadviser: ClearBridge Investments, LLC	0.75%	21.94%	21.52%	19.44%
US Equity	ClearBridge Variable Small Cap Growth Portfolio - Class I Legg Mason Partners Fund Advisor, LLC Subadviser: ClearBridge Investments, LLC	0.80%	12.61%	21.34%	17.14%
US Equity	Contrafund ® Portfolio - Service Class 2 Fidelity Management & Research Company LLC Subadviser: FMR UK, FMR HK, FMR Japan	0.85%	27.51%	19.87%	16.35%
Allocation	Freedom 2020 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.75%	9.26%	10.41%	8.98%
Allocation	Freedom 2025 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.78%	10.55%	11.24%	9.97%
Allocation	Freedom 2030 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.82%	12.07%	12.48%	10.81%
Allocation	Freedom 2040 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.90%	17.50%	14.72%	12.39%
Allocation	Freedom 2050 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.90%	17.51%	14.72%	12.55%
US Equity	Frontier Mid Cap Growth Portfolio* - Class D Brighthouse Investment Advisers, LLC Subadviser: Frontier Capital Management Company, LLC	0.80%	14.54%	18.78%	15.37%
International Equity	Harris Oakmark International Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Harris Associates L.P.	0.76%	8.66%	7.35%	9.00%
US Equity	Invesco Comstock Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	0.82%	33.18%	11.41%	12.74%
Global Equity	Invesco Global Equity Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	0.82%	15.47%	18.14%	14.17%
US Equity	Invesco Small Cap Growth Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	0.80%	7.12%	19.19%	16.92%
US Equity	Janus Henderson Enterprise Portfolio - Service Shares Janus Henderson Investors US LLC	0.96%	16.54%	18.84%	16.93%
US Equity	Jennison Growth Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Jennison Associates LLC	0.53%	17.17%	27.45%	20.50%

FUND TYPE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 YEAR	5 YEAR	10 YEAR
US Equity	JPMorgan Small Cap Value Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: J.P. Morgan Investment Management Inc.	0.75%	33.01%	8.60%	11.45%
US Equity	Loomis Sayles Growth Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	0.81%	18.27%	16.29%	15.70%
US Fixed Income	MetLife Aggregate Bond Index Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Management, LLC	0.27%	-1.93%	3.32%	2.64%
US Equity	MetLife Mid Cap Stock Index Portfolio - Class G Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Management, LLC	0.59%	24.01%	12.47%	13.59%
International Equity	MetLife MSCI EAFE® Index Portfolio - Class A Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Management, LLC	0.38%	10.72%	9.38%	7.84%
Allocation	MetLife Multi-Index Targeted Risk Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: Overlay Portion: MetLife Investment Management, LLC	0.64%	9.72%	8.82%	—
US Equity	MetLife Russell 2000® Index Portfolio - Class A Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Management, LLC	0.30%	14.52%	11.93%	13.20%
US Equity	MetLife Stock Index Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Management, LLC	0.26%	28.36%	18.18%	16.26%
International Equity	MFS ® Research International Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.89%	11.71%	12.29%	8.45%
Allocation	MFS ® Total Return Portfolio* - Class F Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.79%	13.99%	9.67%	9.46%
US Equity	MFS ® Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.82%	25.30%	12.22%	13.42%
US Equity	Mid Cap Portfolio - Service Class 2 Fidelity Management & Research Company LLC Subadviser: FMR UK, FMR HK, FMR Japan	0.86%	25.31%	13.32%	13.00%

FUND TYPE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 YEAR	5 YEAR	10 YEAR
US Equity	Neuberger Berman Genesis Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Neuberger Berman Investment Advisers LLC	0.78%	18.41%	15.71%	14.21%
US Fixed Income	PIMCO Inflation Protected Bond Portfolio - Class A Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	0.53%	5.61%	5.42%	3.16%
US Fixed Income	PIMCO Total Return Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	0.72%	-1.39%	3.89%	3.32%
Allocation	Schroders Global Multi-Asset Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Schroder Investment Management North America Inc.; Schroder Investment Management North America Limited	0.92%	11.42%	7.43%	—
US Equity	T. Rowe Price Large Cap Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	0.82%	19.95%	23.08%	18.97%
US Equity	T. Rowe Price Large Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	0.78%	25.98%	11.74%	13.28%
US Equity	T. Rowe Price Small Cap Growth Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	0.74%	11.36%	15.95%	15.61%
International Equity	Templeton Foreign VIP Fund* - Class 2 Templeton Investment Counsel, LLC	1.11%	4.16%	2.71%	4.00%
US Equity	Victory Sycamore Mid Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Victory Capital Management Inc.	0.84%	31.80%	12.47%	11.98%
US Fixed Income	Western Asset Management Strategic Bond Opportunities Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company LLC	0.54%	2.82%	5.55%	5.21%
US Fixed Income	Western Asset Management U.S. Government Portfolio* - Class A Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company LLC	0.48%	-1.52%	2.49%	1.97%
*	The Portfolio is subject to an expense reimbursement or fee waiver arrangement. The annual expenses shown reflect temporary fee reductions.

To learn more about the Contracts, you should read the Prospectus and SAI dated the same date as this Summary Prospectus which are incorporated herein by reference and are legally a part of this Summary Prospectus. They include additional information about the Contracts and the Separate Account . You can find these documents on line at dfinview.com/metlife/tahd/MET000259. For a free copy of the Prospectus and SAI, please call 1-800-842-9406.
Class ID: C000131795